Exhibit 3.1

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

CONSENSUS CLOUD SOLUTIONS, INC.

CONSENSUS CLOUD SOLUTIONS, INC., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”) hereby certifies that:

1. The name of the Corporation is Consensus Cloud Solutions, Inc.

2. The date of filing of the Corporation’s original Certificate of Incorporation was May 14, 2021.

3. This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

4. Pursuant to Section 228 of the Delaware General Corporation Law, approval of the stockholder of the Corporation has been obtained.

5. The text of the certificate of incorporation of the corporation is hereby amended and restated by this Certificate of Incorporation to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is Consensus Cloud Solutions, Inc.

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ______, of which ______ shares of the par value of $0.01 per share shall be designated as Common Stock (the “Common Stock”) and _______ shares of the par value of $0.01 per share shall be designated as Preferred Stock (“Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(b) Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends to the extent permitted by law when, as and if declared by the Board of Directors.

(c) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

i the distinctive serial designation of such series which shall distinguish it from other series;

ii the number of shares included in such series;

iii the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

iv whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

v the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

vi the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

vii the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

viii whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

ix whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware or any corresponding provision hereafter enacted.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”)), the Board of Directors shall consist of such number of directors as may, from time to time, be determined solely by the Board of Directors in accordance with the by-laws of the Corporation.

Section 5.2 Terms.

(a) Except as may be otherwise provided with respect to directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation) (the “Preferred Stock Directors”), the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2022, and director nominees elected to succeed such Class I directors as Class I directors shall hold office for a three-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Directors designated as Class II directors shall initially serve until the second annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2023, and director nominees elected to succeed such Class II directors as Class II directors shall hold office for a three-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Directors designated as Class III directors shall initially serve until the third annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2024, and director nominees elected to succeed such Class III directors as Class III directors shall hold office for a two-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Commencing with the second annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2023, directors of each class the term of which shall then or thereafter expire shall be elected to hold office for a term of office to expire at the fifth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2026. Commencing with the fifth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2026, directors of each class the term of which shall then or thereafter expire shall be elected to hold office for a one-year term and until the election and qualification of their respective successors in office or until any such director’s earlier death, resignation, removal, retirement or disqualification. Prior to the fifth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, in case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the time at which the initial classification of the Board of Directors becomes effective.

(b) Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. Notwithstanding the foregoing, from and after the fifth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, expected to be held in 2026, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(c) Any director (other than any Preferred Stock Director) may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon; provided, however, that from and after the fifth annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective, any director may be removed with or without cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon. Notwithstanding the foregoing, whenever the holders of any class or series are entitled to elect one or more directors by this Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

(d) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Section 5.3 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the by-laws of the Corporation.

(c) Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

ARTICLE VII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of by-laws. Subject to the terms of any series of Preferred Stock then outstanding, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation. Except as otherwise provided in this Certificate of Incorporation (including the terms of any Preferred Stock Designation that require an additional vote) or the by-laws of the Corporation, and in addition to any requirements of law, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the by-laws of the Corporation.

ARTICLE IX

LIABILITY OF DIRECTORS

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. Any amendment, modification or repeal of this Article IX, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX, shall not affect its application with respect to an act or omission by a director occurring before such amendment, adoption, repeal or elimination.

IN WITNESS WHEREOF, the undersigned has signed this certificate this __________ day of _____, 2021, and hereby affirms and acknowledges under penalty of perjury that the filing of this Amended and Restated Certificate of Incorporation is the act and deed of Consensus Cloud Solutions, Inc.

By:
Name:
Title: